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                                                                    EXHIBIT 4.16


                              TRADEMARK ASSIGNMENT


         WHEREAS, Tidel Engineering, Inc., a Delaware corporation, has an office and principal place of business at 2310 McDaniel Drive, Carrollton, Texas 75006 (herein "Assignor"), and has adopted and is using the marks described on attached Exhibit A.

         WHEREAS, Tidel Engineering, L.P., a Delaware limited partnership, has an office and principal place of business at 2310 McDaniel Drive, Carrollton, Texas 75006 (herein "Assignee") and desires, pursuant to a merger of the Assignor with and into the Assignee, to acquire the Assignor's entire right, title and interest in and to the marks described on attached Exhibit A.

         NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are acknowledged, the Assignor assigns to the Assignee, effective as of March 31, 1999, pursuant to and in connection with the merger of the Assignor into the Assignee as of March 31, 1999, the Assignor's entire right, title and interest in and to the marks described on Exhibit A, attached together with the good will of the business associated with such marks.

                                        TIDEL ENGINEERING, INC.


                                        By:
                                           ------------------------------------
                                           Mark K. Levenick, President

THE STATE OF TEXAS

COUNTY OF DALLAS

         BEFORE ME, ___________________ on this day personally appeared MARK K. LEVINICK, known to me or proved to me on the oath of MARK K. LEVENICK or through ______________ (description or identity card or other documents) to be the person whose name is subscribed to the foregoing instrument and acknowledged to me that he executed the same for the purposes and consideration therein expressed.

         GIVEN UNDER MY HAND AND SEAL OF OFFICE this ____ day of April A.D.,
1999.



                                        ---------------------------------------
                                        Notary Public, State of Texas

My Commission Expires:
                                        ---------------------------------------
                                        Typed/Printed Name of Notary





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

                                   EXHIBIT "A"





                             TRADEMARK REGISTRATIONS

         Registration No.                      Registration Date                        Title
         ----------------                      -----------------                        -----

             1150280                                4/07/81                           TIDEL Systems

                             TRADEMARK APPLICATIONS

         Application No.                       Application Date                         Title
         ---------------                       ----------------                         -----

                                                   1/26/99                         Stylized Tidel Swish
            -----------

                               TRADEMARK LICENSES

                                      NONE

                               UNREGISTERED MARKS

TACC
TACC II
TACC-II"Ci"
TACC-II "Cii"
TACC-II "SST"
TACC-IV
GTM
Tidel Engineering
Tidel
EMS2000
EMS3000
ETM
Chameleon


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